SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	31-0791746
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

255 E. Fifth Street, Suite 2600, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

2022 STOCK INCENTIVE PLAN
(Full title of the plan)

Brian C. Judkins
255 E. Fifth Street, Suite 2600
Cincinnati, Ohio 45202
(Name and address of agent for service)

(513) 762-6900
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer X	Accelerated filer __	Non-accelerated filer (Do not check if a smaller reporting company)___	Smaller reporting company __

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

The stockholders of Chemed Corporation (the “Registrant”) approved the Chemed Corporation 2022 Stock Incentive Plan (the “2022 Plan”) on May 16, 2022 (the “Effective Date”).  As provided in the 2022 Plan, 1,000,000 shares of common stock, par value $1.00 per share (“Shares”), are available for issuance thereunder.  The purpose of this registration statement is to register the Shares for future issuance under the 2022 Plan.

PART I

Item 1.  Plan Information

         The information required by Item 1 is included in documents sent or given to participants in the 2022 Plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.  Registrant Information and Employee Plan Annual Information

         The information required by Item 2 is included in documents sent or given to participants in the 2022 Plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement.

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

         (2) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on April 29, 2022;

         (3) The Registrant’s current reports on Form 8-K filed with the Commission on February 24, 2022 and April 26, 2022;

         (4) The Registrant's Proxy Statement dated April 8, 2022; and

         (5) The "Description of Capital Stock" incorporated by reference in the Registrant's Registration Statement on Form S-3 filed on November 26, 1991, including any amendments or reports filed to update such description.

         All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the Shares offered have been sold or that deregisters all of such Shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such reports and documents.  Unless expressly incorporated into this registration statement, a report furnished but not filed on Form 8-K shall not be incorporate by reference into this registration statement to the extent furnished but not filed.

Item 4.  Description of Securities

N/A

Item 5.  Interest of Named Experts and Counsel

         Legal matters in connection with the issuance of the Registrant 's Capital Stock offered hereby have been passed upon by Brian C. Judkins, 255 East 5th Street, Suite 2600, Cincinnati, Ohio 45202. Mr. Judkins is Vice President, Chief Legal Officer and Secretary, and a stockholder of the Registrant, and is eligible to participate in the 2022 Plan.

Item 6.  Indemnification of Directors and Officers

         The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below, and the certificate of incorporation and the By-Laws of the Registrant.

          The Certificate of Incorporation and By-laws of the Registrant, and separate Indemnity Agreements, provide for the indemnification of each director and officer of the Registrant in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Registrant. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Registrant to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law. The Registrant also maintains directors and officers liability insurance for the benefit of its directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

N/A

Item 8.  Exhibits.

			Page Number or
	Number		Incorporation
	Under Item 601		by Reference
Exhibit	Regulation		File Number and
Number	S-K		Filing Date

4.1	(4)	Certificate of Incorporation	Form S-3
			Reg. No. 33-44177
			11/26/91

4.2	(4)	Amendment to Certificate	Form S-8
		of Incorporation	Reg. No. 333-109104
			09/25/03

4.3	(4)	Amendment to Certificate	Form S-4
		of Incorporation	Reg. No. 333-115668
			05/20/04

4.4	(4)	Amendment to Certificate	Form 8-K
		of Incorporation	05/16/06

4.5	(4)	By-Laws	Form 8-K
			02/07/17

4.6	(4)	2022 Stock Incentive Plan

4.7	(4)	Form of Option Grant	Form 10-K
			03/28/05

4.8	(4)	Form of Restricted Stock Award	Form S-8
			Reg. No. 333-205669
			07/15/15

5	(5)	Opinion and Consent of Counsel	E-1

23	(23)	Consent of Independent	E-2
		Registered Public Accounting Firm

24	(24)	Powers of Attorney	E-3 through E-11

107	(107)	Filing Fee Table	E-12

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs 1(a)(1)(i) and 1(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers,” or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 16, 2022.

CHEMED CORPORATION

By:	/s/ Michael D. Witzeman
Michael D. Witzeman
Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin J. McNamara	President and Chief Executive Officer	May 16, 2022
Kevin J. McNamara	(Principal Executive Officer)

/s/ David P. Williams	Executive Vice President	May 16, 2022
David P. Williams	and Chief Financial Officer
(Principal Financial Officer)

/s/ Michael D. Witzeman	Vice President and Controller	May 16, 2022
Michael D. Witzeman	(Principal Accounting Officer)

Ron DeLyons*	Andrea R. Lindell*	DIRECTORS
Joel F. Gemunder*	Thomas P. Rice *
Patrick P. Grace*	Donald E. Saunders *
Christopher J. Heaney*	George J. Walsh III *
Thomas C. Hutton*

/s/ Brian C. Judkins	May 16, 2022
Brian C. Judkins
Vice President, Chief Legal Officer and Secretary

______________
*Brian C. Judkins signing his name hereto signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed, filed with the Securities and Exchange Commission.

/s/ Brian C. Judkins
Brian C. Judkins, Attorney-in-Fact

INDEX TO EXHIBITS

		Page Number
		or
		Incorporation by Reference
	Number
	Under Item 601		File Number
Exhibit	Regulation		and	Previous
Number	S-K		Filing Date	Exhibit

4.1	(4)	Certificate of Incorporation	Form S-3	4.1
	.		Reg. No
			33-44177
			11/26/91

4.2	(4)	Amendment to Certificate	Form S-8	4.1.1
		of Incorporation	Reg. No.333-109104
			09/25/03

4.3	(4)	Amendment to	Form S-4	3.3
		Certificate of	Reg. No. 333-115668
		Incorporation	05/20/04

4.4	(4)	Amendment to	Form 8-K	3.1
		Certificate of	05/16/06
		Incorporation

4.5	(4)	By-Laws	Form 8-K
			02/07/17

4.6	(4)	2022 Stock Incentive Plan

4.7	(4)	Form of Option Grant	Form 10-K	10.51
			03/28/05

4.8	(4)	Form of Restricted	Form S-8	4.7
		Stock Award	Reg. No. 333-205669
			07/15/15

5	5	Opinion and Consent of	E-1
		Counsel

23	23	Consent of Independent	E-2
		Registered Public Accounting Firm

24	24	Powers of Attorney	E-3 through E-11

107	107	Filing Fee Table	E-12